UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 28, 2015

Papa John’s International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2002 Papa John’s Boulevard Louisville, Kentucky	40299-2367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (502) 261-7272

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item.  5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retiring Board Member.  Mr. Philip Guarascio did not stand for re-election to the Company’s Board of Directors at the Company’s 2015 Annual Meeting, since he had reached the age of retirement under the Company’s Corporate Governance Guidelines.  On April 28, 2015, the Compensation Committee accelerated to April 29, 2015  Mr. Guarascio’s outstanding stock options and restricted stock which would have otherwise been forfeited at the conclusion of Mr. Guarascio’s term as a director, as those awards were scheduled to vest following the date of Mr. Guarascio’s retirement from the Board.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on April 29, 2015. Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

Election of Directors. The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until his or her successor is duly elected and qualified. The following is a breakdown of the voting results:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Olivia F. Kirtley	36,437,769	91,607	6,000	1,923,439
Laurette T. Koellner	36,452,523	77,206	5,647	1,923,439
W. Kent Taylor	36,469,639	59,970	5,767	1,923,439

Appointment of Ernst & Young LLP as Independent Auditor. The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 27, 2015. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

38,266,243	183,623	8,949	—

Advisory Approval of the Company’s Executive Compensation. The stockholders of the Company approved a resolution on advisory approval of executive compensation. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

36,241,850	199,276	94,250	1,923,439

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: May 1, 2015	/s/ Lance F. Tucker
Lance F. Tucker
Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer